UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2009
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
In February 2009, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc. (the “Company”), based upon the approval and recommendation of the Compensation Committee of the Board (the “Committee”), approved the adoption of the Company’s 2009-2010 Performance Based Incentive Program (the “Performance Program”) for the Company’s employees, including its executive officers. The Performance Program is a two-year incentive program that was adopted to motivate and retain the Company’s employees. The Performance Program was adopted in lieu of the Company’s annual performance bonus programs that it had previously used in 2006, 2007 and 2008, annual salary merit increases for 2009 and annual refresh option grants typically granted to employees with more than 24 months of service. The Performance Program was adopted to encourage Company employees to focus on two key deliverables for the next 24 months, and to allow the Company to conserve cash resources by utilizing equity compensation as a major component of this program. Payouts (stock options, restricted stock units and/or cash) under the Performance Program are contingent upon the achievement of two specified corporate milestones related to the submission and approval of a New Drug Application for the Company’s AZ-004 (Staccato® loxapine) product candidate (the “AZ-004 NDA”).
Also in February 2009, the Board granted restricted stock units (“RSUs”) to all of its employees, including its executive officers, pursuant to the Performance Program. The following executive officers of the Company received an RSU grant on such date: Thomas B. King, President and Chief Executive Officer; August J. Moretti, Senior Vice President and Chief Financial Officer; James V. Cassella, Ph.D., Senior Vice President, Research and Development; and Michael J. Simms, Senior Vice President, Operations and Manufacturing (each, an “executive officer”). These RSUs will vest in full upon submission of the AZ-004 NDA, which is projected to occur in early 2010.
In late October 2009, all of the officers of the Company, including the executive officers identified above, entered into separate prearranged trading plans in accordance with guidelines specified by Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s compliance program with respect to insider trading (the “10b5-1 Plans”). Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. These 10b5-1 Plans provide for the ability to sell shares these officers will receive pursuant to the vesting of the RSUs. At a minimum, the 10b5-1 Plan for each officer provides for sales in an amount sufficient to cover the required tax withholding that will be due immediately upon the vesting of such RSUs, but vary in sale amounts for each individual officer.
All shares specified to be sold by the 10b5-1 Plans may be sold commencing on the start of the second trading day after the Company announces the filing of the AZ-004 NDA. Transactions under these 10b5-1 Plans will be disclosed publicly through Form 144 and Form 4 filings as required by the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: November 2, 2009
	By:	/s/ Thomas B. King Thomas B. King
President and Chief Executive Officer